                                                                 EXHIBIT (g)(14)

                                                                  EXECUTION COPY

                      SPECIAL CUSTODY AND PLEDGE AGREEMENT

                                  (Short Sales)

     AGREEMENT,  (hereinafter  "Agreement") dated as of April 24, 2008 among the
AMERICAN CENTURY  QUANTITATIVE EQUITY FUNDS, INC. ON BEHALF OF ITS SERIES LISTED
ON  SCHEDULE A  ("Customer"),  GOLDMAN,  SACHS  &  CO.,  a New York  limited partnership ("Broker"), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("Manager")
and JPMORGAN CHASE BANK, N.A. as Custodian hereunder ("Custodian").

     WHEREAS,  Customer has opened a margin account (the "Margin  Account") with
Broker in which  Customer  may effect  Short Sales (as such term is  hereinafter defined),  and for  that  purpose  has  signed  a New  Account  Application  and
Agreement  for Entities and New Account -  Supplemental  Documents  for Entities
with Broker (the "Margin Agreement"); and

     WHEREAS,  Broker is required to comply with applicable laws and regulations requiring the margining of Short Sales,  including the margin regulations of the
Board of Governors of the Federal Reserve System and of any relevant  securities exchanges  and other  self-regulatory  associations  (the  "Margin  Rules")  and
Broker's internal policies; and,

     WHEREAS, to facilitate Short Sales hereunder, Customer and Broker desire to establish procedures for compliance with the Margin Rules;

     WHEREAS,  Customer  has  appointed  Manager as an  investment  advisor  and manager over  certain of its assets with  authority to effect Short Sales and to act on Customer's  behalf in  connection  with the pledge of assets to Broker to secure  performance  of  Customer's  obligations  with  respect  to Short  Sales effected for Customer's account with Broker; and

     WHEREAS,  Custodian is prepared to assist  Customer,  Manager and Broker in complying  with the  Margin  Rules by acting as  custodian  for  Collateral  (as hereinafter defined) pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, be it agreed as follows:

     (1)  As used herein,  capitalized terms have the following  meanings unless otherwise defined herein:

     "Adequate  Performance  Assurance" shall mean such Collateral placed in the
Special  Custody  Account (as such term is  hereinafter  defined) as is adequate under the Margin  Rules and  Broker's  internal  policies in effect from time to time.

     "Advice from Broker" means a notice sent by an Authorized Representative of
Broker (as defined  below)  delivered  to  Customer,  Manager or  Custodian,  as applicable, hereunder, communicated: (i) in writing; (ii) by a facsimile-sending device;  or (iii) in cases of calls for  additional  Collateral (as such term is hereinafter  defined) or notices referred to in paragraph 8 hereof, by telephone to a person  designated  by Customer in writing as  authorized  to receive  such advice or, in the event that no such person is available,  to any officer of the
Customer  or  Manager,  provided,  however,  that  such  Advice  from  Broker is confirmed  promptly  thereafter  by written  notice.  An officer of Broker  will certify to Custodian,  on Appendix A attached, the names and signatures of those  employees  who are  authorized  to sign  Advices  from Broker  (each,  an
"Authorized  Representative of Broker"), which certification may be amended from time to time.

     "Business  Day"  means a day on which  Custodian  and  Broker  are open for business.

     "Collateral"  means U.S.  cash,  U.S.  Government  securities or other U.S.
margin-eligible  securities  acceptable to Broker which are pledged to Broker as provided herein.

     "Insolvency" means that: (i) an order,  judgment or decree has been entered under  the  bankruptcy,  reorganization,  compromise,  arrangement,  insolvency, readjustment  of debt,  dissolution or liquidation or similar law (herein called the "Bankruptcy Law") of any jurisdiction  adjudicating the Customer  insolvent;
or (ii) the Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver,  liquidator or similar  official,  of the Customer,  or commenced a voluntary case under the
Bankruptcy Law of the United States or any proceedings  relating to the Customer under the Bankruptcy Law of any other  jurisdiction,  whether now or hereinafter in effect; or (iii) any such petition or application has been filed, or any such proceedings  commenced,  against the  Customer  and the  Customer by any act has indicated its approval thereof,  consent thereto or acquiescence  therein, or an order for relief has been entered in an  involuntary  case under the  Bankruptcy
Law of the  United  States  or any  other  jurisdiction,  as now or  hereinafter constituted,  or an order,  judgment or decree has been entered  appointing  any such  trustee,  receiver,  liquidator  or similar  official,  or  approving  the petition in any such  proceedings,  and such order,  judgment or decree  remains unstayed and in effect for more than 30 days.

     "Instructions from Customer" means a request, direction or certification in writing  signed in the name of the Customer by a person  authorized  by Customer
(including  Manager),  and  delivered  to Custodian  or  transmitted  to it by a facsimile-sending  device.  An officer of Customer shall certify to Custodian on
Appendix  B attached  hereto  the names and  signatures  of those  employees  of
Customer or other persons who are authorized to give  Instructions from Customer
(each, an "Authorized Representative of Customer").

     "Short Sales" shall mean the sale by Customer of securities  which Customer does not own, and which is  consummated  by the delivery of securities  borrowed from or through the  facilities  of Broker,  in accordance  with the  applicable provisions  of the  Margin  Rules,  particularly  Sections  220.10 and 220.12 of
Regulation T of the Board of Governors of the Federal Reserve.

     (2) (a) Custodian,  in its capacity as a securities intermediary as defined in Revised  Article 8 of the Uniform  Commercial Code as adopted in The State of
New  York  ("Article  8"),  to the  extent  the same  may be  applicable,  or in applicable  federal  law or  regulations,  shall open a separate  account on its books entitled  Special Custody  Account for Goldman,  Sachs & Co. as Pledgee of
AMERICAN CENTURY  QUANTITATIVE EQUITY FUNDS, INC. on behalf of its series listed on Schedule A ("Special  Custody  Account") and shall hold therein for Broker as secured  party  upon  the  terms  of this  Agreement  all  Collateral.  Customer authorizes  Custodian to maintain the Special Custody Account in accordance with this Agreement. The Custodian hereby agrees that any Collateral except U.S. cash held in the Special  Custody  Account shall be treated as a financial  asset for purposes  of  Article  8 (as  defined  above)  to the  extent  the  same  may be applicable.  Customer agrees to instruct  Custodian  through  Instructions  from
Customer as to the cash and specific  securities  which Custodian is to identify  on its books and  records as pledged  to Broker as  Collateral  in the
Special Custody Account.

          (b)  Customer  grants to Custodian  the  authority to segregate in the
Special Custody Account any Collateral specified by Customer. Customer agrees to provide and at all times maintain Adequate Performance  Assurance in the Special
Custody Account pursuant to the terms and conditions of this Agreement. Customer further agrees that all securities that are transferred into the Special Custody
Account as Collateral shall be fully paid for and that all trade  settlements of transactions  for such  securities  shall be completed  prior to the transfer of such securities  into the Special  Custody  Account as Collateral.  In the event that Custodian and Broker  determine that a cash credit  previously  made to the
Special  Custody  Account was due to an error or the non-receipt by Custodian of any income or dividend distribution then the Broker shall provide an Advice from
Broker to Custodian for the purpose of reversing such cash credit.

          (c) Customer,  Broker and Custodian agree that Collateral will be held for  Broker in the  Special  Custody  Account by  Custodian  under the terms and conditions of this  Agreement,  that the  Custodian  will take such actions with respect to any Collateral  (including without limitation the delivery thereof in accordance  with paragraph 8) as Broker shall direct in an Advice from Broker or other  entitlement  order (as  defined in Article 8), and that in no event shall any  consent  of  Customer  be  required  for the  taking of any such  action by
Custodian.

          (d)  Customer  hereby  grants to Broker a  continuing  first  priority security  interest  in, lien on and right to set off with respect to: (i) in the
Collateral  and any  proceeds  thereof;  (ii) all other  property  in the Margin
Account and the Special Custody  Account;  and (iii) in its accounts  (including the Margin  Account)  with Broker and the  Special  Custody  Account,  to secure
Customer's obligations,  including any obligations to Broker hereunder and under the Margin  Agreement.  Customer  herby grants  Broker  control over the Special
Custody Account and the Collateral and irrevocably instructs Custodian to accept and comply with any Advice from Broker or other  entitlement  orders (as defined in the UCC) from Broker with respect to the Collateral.  Custodian  accepts such instruction  and agrees  that it will (i) comply  with any Advice from Broker or other  entitlement  orders  originated by Broker  concerning the Special Custody
Account and any of the Collateral  without  further consent by Customer and (ii)
upon Notice from Broker that a Customer  Default has  occurred,  will not comply with  entitlement  orders from  Customer  with  respect to the  Special  Custody
Account or the Collateral without the consent of Broker. Custodian shall have no responsibility for the validity or enforceability of such security interest.

          (e) Any ordinary cash interest or cash  dividends paid with respect to
Collateral shall be credited by Custodian to Customer's custody account.

     (3)  Custodian  will confirm in writing to Broker  within one Business Day, all pledges, releases or substitutions of Collateral and will supply Broker with a monthly statement of Collateral in the Special Custody Account. Custodian will also advise Broker, Manager or Customer upon reasonable request, of the kind and amount of Collateral pledged to Broker.

     (4) (a) Subject to the  provisions  of paragraph  (4)(b)  below,  only upon receipt  of an  Advice  from  Broker no later  than 1 p.m.  on a  Business  Day,
Custodian agrees to release  Collateral to Customer from the pledge hereunder on the same day as the Advice from Broker was received. Broker agrees, upon request of  Manager,  to  promptly

thereafter  provide  such an Advice  from  Broker  with  respect  to  Collateral selected by Manager: (i) if said Collateral represents an excess in value of the
Collateral necessary to constitute Adequate Performance  Assurance at that time;
(ii) against  receipt in the Special  Custody  Account of substitute  Collateral having a value at least  equal  (with  any  remaining  Collateral)  to  Adequate
Performance  Assurance;  or (iii) upon  termination of Customer's  accounts with
Broker  including  the Margin  Account  (if any) and  settlement  in full of all transactions therein and any amounts owed to Broker with respect thereto and the discharge of all  obligations  to Broker.  It is understood  that Broker will be responsible for valuing Collateral;  Custodian at no time has any responsibility for  determining  whether the value of  Collateral is equal in value to Adequate
Performance Assurance.

     (4)(b) Broker  agrees that Broker will not require  Customer at any time to provide  Broker  Collateral  in excess of the amount then required by the Margin
Rules.  Broker shall  calculate  the amount of  Collateral  required to meet its
Margin Rules each  Business  Day and notify  Manager of such amount via Broker's web portal by 8 a.m. (EST) on each Business Day (subject to  availability of the web  portal).  If the amount of  Collateral  exceeds the amount  required by the
Margin Rules,  Manager agrees to notify Broker of the Collateral Manager selects for  release.  If such  notification  is received by Broker by 11:00 a.m.  (EST)
Broker  agrees to send to Custodian by 1:00 p.m.  (EST) on such  Business Day an
Advice  from  Broker to release to  Customer  for credit to  Customer's  custody account  with  Custodian  the  Collateral  selected  by Manager,  and  thereupon
Custodian  shall transfer such  Collateral to Customer's  custody account by the close of business on such Business Day. If any  notification  under this Section
4(b) is not provided  within the time set forth therein,  the  applicable  party agrees to deliver the applicable notification promptly thereafter.

     (5) Customer  represents and warrants to Broker that securities  pledged to
Broker  shall  be  in  good  deliverable  form  (or  Custodian  shall  have  the unrestricted  power to put such securities into good deliverable form), and that
Collateral  will not be  subject  to any liens or  encumbrances  other  than the security interest in favor of Broker contemplated under this Agreement.

     (6)  Collateral  shall at all times  remain the  property  of the  Customer subject only to the extent of the  interest and rights  therein of Broker as the pledgee and secured party thereof.  Custodian  represents that Collateral is not subject to any other lien, charge,  security interest or other right or claim of the Custodian or any person claiming  through  Custodian,  and Custodian  hereby waives any right,  charge,  security  interest,  lien or right of set off of any kind which it may have or acquire with respect to  Collateral.  Custodian  shall use its best efforts to notify Broker,  Manager and Customer as soon as possible if Custodian  receives any notice of levy,  lien,  court order or other  process purporting to affect the Collateral.

     (7) Broker shall, on each Business Day, compute the aggregate net credit or debit  balance on Customer's  open short sales and advise  Manager by 11:00 a.m.
New York time of the amount of the net debit or credit, as the case may be. If a net debit  balance  exists on such day,  Customer  will cause an amount equal to such net debit  balance  to be paid to Broker by the close of  business  on such day.  If a net credit  balance  exists on such day,  Broker will pay such credit balance to Customer by the close of  business  on such day. As  Customer's  open short  positions  are  marked-to-market  daily,  payments  will be made by or to
Customer  to reflect  changes (if any) in the credit or debit  balances.  Broker will charge  Customer  interest on debit  balances in  accordance  with Broker's policies  as  stated in the  document  entitled  "Interest  Charges and Margin Requirements  Disclosure Statement" (receipt of which Customer hereby acknowledges), and Broker will pay interest on credit balances. Balances will be appropriately adjusted when Short Sales are closed out.

     (8) The occurrence of any of the following  constitutes a Customer  Default hereunder:

     (a)  failure by Customer to perform any obligation, determined by Broker to be  material  in its good  faith  discretion,  hereunder  or under the
          Margin  Agreement  including,  without  limitation,  its obligation to maintain  Adequate  Performance  Assurance as herein provided or, upon receiving notice from Broker that it can no longer protect  Customer's
          Short Sale,  to make  timely  delivery  to Broker in  accordance  with applicable laws, rules and regulations, of securities identical to the securities sold short;

     (b)  a Close-Out Event, as defined in the Margin Agreement; or

     (c)  Customer's Insolvency.

Broker will immediately notify Customer, Manager and Custodian in an Advice from
Broker of such Customer  Default.  No sooner than 2:00 p.m. on the next Business
Day after  transmittal  by Broker of such Advice from  Broker,  if the  Customer
Default  continues  at the end of such  period,  Broker may  thereupon  take any action permitted pursuant to the Margin Agreement, including without limitation, the conversion of any convertible securities or exercise of Customer's rights in warrants (if any) held in the Margin  Account and the Special  Custody  Account,
the buy-in of any securities of which the Margin  Account may be short,  and the sale of any or all property or securities in the Margin  Account and the Special
Custody  Account to the extent  necessary to satisfy  Customer's  obligations to
Broker,  provided that prior to having  access to assets in the Special  Custody
Account  Broker shall  transmit to Custodian an Advice from Broker  stating that all  conditions  precedent  to Broker's  right to instruct  Custodian to deliver
Collateral  or take other  actions  referenced  below have been met. Upon Advice from Broker to Custodian of a Customer Default,  Custodian is hereby directed to deal, immediately upon such notification, with Broker as if Broker were the sole and absolute owner of the Special  Custody Account and the Collateral and follow any Advice from Broker with respect to the Collateral without further consent of
Customer.  Such Advice from  Broker  shall  instruct  Custodian  either:  (i) to transfer to Broker such  specified  Collateral  as in Broker's  sole judgment is necessary for the protection of Broker's interest;  or (ii) to sell as agent for
Broker (and not as Broker or otherwise) such specified Collateral as in Broker's sole  judgment is  necessary  for the  protection  of its interest . Any sale of
Collateral made hereunder shall be made in accordance with the provisions of the
New York Uniform  Commercial Code in the principal market for the securities or, if such  principal  market  is  closed,  such  sale  shall  be made in a  manner commercially  reasonable for Collateral.  Customer shall be liable to Broker for any  deficiency  which may exist after the  exercise by Broker of its rights and remedies as aforesaid.  Any surplus  resulting from the sale of Collateral shall be  transmitted  to Custodian.  Broker shall notify  Customer and Manager of any sale of Collateral  and any  deficiency  remaining  thereafter in an Advice from
Broker.

     (9) Broker hereby covenants,  for the benefit of Customer, that Broker will not instruct Custodian to deliver Collateral free of payment with respect to any sale of  Collateral  pursuant to paragraph 8 until after the  occurrence  of the events and the  expiration  of the time  periods set forth in  paragraph  8. The foregoing  covenant is for the  benefit of Customer  only and shall in no way be deemed to  constitute  a  limitation  on

Broker's right at any time to instruct Custodian pursuant to an Advice of Broker and Custodian's obligation to act upon such instructions. Custodian shall not be required  to make any  determination  as to  whether  such  delivery  is made in accordance with any provisions of this Agreement or any other agreement  between
Broker and Customer. Custodian will, however, provide prompt telephone notice to an officer of  Customer  of receipt by  Custodian  of an Advice  from  Broker to deliver Collateral.

     (10) It is understood  that all  determinations  and  directions  for Short
Sales for the account of the  Customer  pursuant to the terms of this  Agreement shall be made by  Manager.  The  Customer  is not  relying  upon  Broker to make recommendations with respect thereto.

     (11)  Custodian's  duties  and  responsibilities  are  set  forth  in  this
Agreement.  Custodian  shall act only upon  receipt  of an  Advice  from  Broker regarding release of Collateral, except as required by applicable law. Custodian shall not be liable or responsible  for anything done, or omitted to be done, by it in good  faith and in the  absence  of  negligence  and may rely and shall be protected in acting upon any Advice from Broker which it reasonably  believes to be genuine  and  authorized.  As between  Custodian  and  Broker,  Broker  shall indemnify and hold harmless  Custodian  with regard to any losses or liabilities of  Custodian  (including  counsel  fees)  imposed on or incurred  by  Custodian subsequent  to the taking of any  action,  or arising  out of any  omission,  of
Custodian  in  compliance  with any notice  from  Broker,  Advice from Broker or instruction of Broker under this Agreement,  excluding any losses or liabilities caused by the  negligence or willful  misconduct of Custodian in complying  with any such  notice,  Advice from Broker or  instruction.  As between  Customer and
Custodian,  the terms of the Custodian Agreement shall apply with respect to any losses or  liabilities  of such parties  arising out of matters  covered by this
Agreement. In matters concerning or relating to this Agreement,  Custodian shall not be liable  for the acts or  omissions  of any of the other  parties  to this
Agreement. In matters concerning or relating to this Agreement,  Custodian shall not be responsible for compliance  with any statute or regulation  regarding the establishment  or  maintenance  of margin  credit,  including but not limited to
Regulations T or X of the Board of Governors of the Federal Reserve System,  the
OCC or the Securities and Exchange  Commission.  Custodian shall have no duty to require any cash or  securities  to be delivered to it or to determine  that the amount and form of assets  deposited in the Special  Custody Account comply with any  applicable  requirements.  Custodian may hold the securities in the Special
Custody  Account  in  bearer,  nominee,  book-entry,  or  other  form and in any depository or clearing corporation (including omnibus accounts), with or without indicating that the securities are held hereunder;  provided,  however, that all
securities   held  in  the  Special  Custody  Account  shall  be  identified  on
Custodian's  records as subject  to this  Agreement  and shall be in a form that permits  transfer without  additional  authorization or consent of the Customer.
The  Custodian  or Broker  shall not be  responsible  or liable  for any  losses resulting from nationalization,  expropriation, devaluation, seizure, or similar action  by any  governmental  authority,  de  facto or de  jure;  or  enactment, promulgation,  imposition or enforcement by any such  governmental  authority of currency restrictions,  exchange controls, levies or other charges affecting the property in the Special Custody Account; acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the control of the such party or its  agents.  Neither  Custodian  nor  Broker  shall be liable for indirect special or  consequential  damage even if advised of the possibility or
likelihood  thereof.   This  Section  shall  survive  the  termination  of  this
Agreement.

     (12) All charges for  Custodian's  services under this  Agreement  shall be paid by Customer.

     (13) Broker shall not be liable for any losses, costs, damages, liabilities or expenses  suffered  or  incurred  by Customer as a result of any  transaction executed  hereunder,  or any other action taken or not taken by Broker hereunder for  Customer's  account at  Customer's  direction or  otherwise,  except to the extent  that such  loss,  cost,  damage,  liability  or expense is the result of
Broker's own negligence, recklessness, willful misconduct or bad faith.

     (14) No  modification  or  amendment of this  Agreement  shall be effective unless  in  writing  and  signed by an  authorized  officer  of each of  Broker,
Customer, Manager and Custodian.

     (15) Written communications hereunder, other than Advice from Broker, shall be sent by  facsimile-sending  device or telegraphed when required herein,  hand delivered,  sent by overnight  delivery or mailed  first-class  postage prepaid, except that written  notice of termination  shall be sent by certified  mail, in any such case addressed:

     (a)  if to Custodian, to:

                                   JPMorgan Chase Bank, N.A.
                                   270 Park Avenue
                                   New York, New York
                                   Attention:  Office of the General Counsel

     (b)  if to Customer, to:

                                   AMERICAN CENTURY QUANTITATIVE  EQUITY
                                   FUNDS, INC. ON BEHALF
                                   OF ITS SERIES LISTED ON SCHEDULE A
                                   ADDRESS: 4500 MAIN STREET
                                   KANSAS CITY, MO 64111
                                   Attn.: Legal Department
                                   Phone: 816-531-5575
                                   Fax:   816-340-4964

     (c)  if to Broker, to:

                                   Goldman, Sachs & Co.
                                   85 Broad Street
                                   New York, NY 10004
                                   Attention: Client Services Dept.
                                   Fax No: 212-902-4852
                                   Phone No: 212-902-7899

     (d)  if to Manager, to:

                                   AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
                                   ADDRESS: 4500 MAIN STREET
                                   KANSAS CITY, MO 64111
                                   Attn.:  Legal Department
                                   Phone: 816-531-5575
                                   Fax:   816-340-4964

                                        7

     Copies of Custodian's confirmations, statements and advices issued pursuant to Paragraph 4 should be sent to:

                                   Goldman, Sachs & Co.
                                   85 Broad Street
                                   New York, NY 10004
                                   Attn:   Gerald Gennario
                                   Fax:    212-902-7990
                                   Phone:  212-902-7905

     (16) Any of the parties  hereto may terminate  this  Agreement by notice in writing, within 30 days of the date of termination, to the other parties hereto;
provided,  however,  that the status of any Collateral  pledged to Broker at the time of such notice shall not be affected by such termination  until the release of such pledge pursuant to the terms of the Margin  Agreement and any applicable
Margin Rules.  Upon  termination of this  Agreement,  all assets of the Customer held  in the  Special  Custody  Account  shall  be  transferred  to a  successor custodian specified by the Customer and agreed to by Broker.

     (17) Nothing in this Agreement prohibits Broker, Customer or Custodian from entering  into  similar  agreements  with others in order to  facilitate  option contract transactions.

     (18) Any  controversy  between  Broker  or any of its,  or its  affiliates, managing  directors,  officers,  directors  or  employees  on the one hand,  and
Customer on the other hand, arising out of or relating to this Agreement,  shall be settled by means of either  arbitration or litigation in accordance  with the following  procedures,  unless the parties agree to other  procedures in writing when any dispute arises.

     a.   DISPUTE  RESOLUTION  MECHANISM.  All  disputes  shall be  resolved  by arbitration  pursuant to the procedures set forth in subparagraph  (b)
          below  unless  Customer  shall  elect  that a dispute be  resolved  by litigation,  in which case the dispute shall be resolved by litigation pursuant  to the  procedures  set  forth in  subparagraph  (c)  below.
          Customer shall make such election either (i) by instituting litigation if neither party has already  commenced  arbitration  proceedings,  or
          (ii) by electing to proceed by  litigation  in writing by overnight or registered mail addressed to Broker at its main office within ten (10)
          days of  notification  that  Broker  has taken  the first  step in the commencement of arbitration proceedings.

     b.   ARBITRATION.  This Agreement contains a predispute arbitration clause.
          By signing an arbitration agreement, the parties agree as follows:

          1.   All parties to this Agreement are giving up the right to sue each other in court, including the right to a trial by jury, except as provided

               by the rules of the arbitration forum in which a claim is filed.

          2.   Arbitration  awards are  generally  final and binding;  a party's ability to have a court reverse or modify an arbitration award is very limited.

          3.   The  ability  of  the  parties  to  obtain   documents,   witness
               statements  and other  discovery  is  generally  more  limited in arbitration than in court proceedings.

          4.   The  arbitrators  do not have to explain the  reason(s) for their award.

          5.   The panel of  arbitrators  will  typically  include a minority of arbitrators  who  were  or are  affiliated  with  the  securities industry.

          6.   The rules of some  arbitration  forums may impose time limits for bringing a claim in  arbitration.  In some cases, a claim that is ineligible for arbitration may be brought in court.

          7.   The rules of the  arbitration  forum in which the claim is filed, and any  agreements  thereto,  shall be  incorporated  into  this
               Agreement.

          Arbitration  shall be  conducted  before The New York Stock  Exchange,
          Inc.  ("NYSE") or FINRA Dispute  Resolution  ("FINRA-DR"),  or, if the
          NYSE and  FINRA-DR  decline to hear the  matter,  before the  American
          Arbitration  Association,  in accordance with their  arbitration rules then in  force.  The  award  of the  arbitrator  shall be  final,  and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

          No  person  shall  bring a  putative  or  certified  class  action  to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative  class action or who is a member  of a  putative  class who has not opted out of the class with respect to any claims  encompassed  by the  putative  class action until: (i) the class certification is denied; (ii) the class is decertified;  or (iii)  Customer  is  excluded  from the  class by the court.

          Such  forbearance  to  enforce an  agreement  to  arbitrate  shall not constitute a waiver of any rights under this  Agreement  except to the extent stated herein.

     c.   LITIGATION.  Any litigation  commenced  pursuant to this  subparagraph must be  instituted  in the  United  States  Court  for  the  Southern
          District of New York, or in the event such court lacks subject  matter jurisdiction,  the New York Supreme  Court for the County of New York.
          Customer consents to personal jurisdiction in New York for purposes of such litigation.  Any right to trial by jury with respect to any claim or action is hereby waived by all parties to this agreement."

     (19) If any  provision or condition of this  Agreement  shall be held to be invalid or unenforceable by any court, or regulatory or  self-regulatory  agency or body, such invalidity or unenforceability shall attach only to such provision or condition.  The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such valid or unenforceable provision or condition were not contained herein.

     (20) All references herein to times of day shall mean the time in New York,
New York, U.S.A.

     (21) This Agreement and its enforcement (including, without limitation, the establishment  and maintenance of the Special Custody Account and all interests, duties and  obligations  related  thereto)  shall be governed by the laws of The
State of New York.  This  Agreement  shall be  binding  on the  parties  and any successor  organizations  thereof  irrespective  of any  change  or  changes  in personnel thereof.

                                       10

     (22) This  Agreement  may be executed in one or more  counterparts,  all of which shall constitute but one and the same instrument.

IN WITNESS  WHEREOF,  the duly  authorized  representatives  of the parties have executed this Agreement as of the date and year first written above.

CUSTOMER:  AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS,  INC., ON BEHALF OF ITS
SERIES LISTED ON SCHEDULE A

By:      /s/ Ward D. Stauffer
         --------------------------------
Name:    Ward D. Stauffer
Title:   Secretary

BROKER: GOLDMAN, SACHS & CO.

By:      /s/ Paul Germain
         --------------------------------
Name:    Paul Germain
Title:   Managing Director

CUSTODIAN: JPMORGAN CHASE BANK, N.A.

By:      /s/ Anna Maria Calla Minniti
         --------------------------------
Name:    Anna Maria Calla Minniti
Title:   Vice President

MANAGER: AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:      /s/ Ward D. Stauffer
         --------------------------------
Name:    Ward D. Stauffer
Title:   Secretary

                                       11

                                   SCHEDULE A
                                       TO

                      SPECIAL CUSTODY AND PLEDGE AGREEMENT

AMONG GOLDMAN, SACHS & CO. (BROKER), AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS,
INC. ON BEHALF OF ITS SERIES LISTED ON SCHEDULE A (CUSTOMER),  AMERICAN  CENTURY
INVESTMENT MANAGEMENT (MANAGER) AND JPMORGAN CHASE BANK, N.A. (CUSTODIAN)

                              Dated April 24, 2008

           SERIES OF AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

1.       Long-Short Equity Fund

2.       Equity Growth 130/30 Fund

3.       Disciplined Growth 130/30 Fund

                                       12

                                   APPENDIX A
                                       TO

                      SPECIAL CUSTODY AND PLEDGE AGREEMENT

AMONG GOLDMAN, SACHS & CO. (BROKER), AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS,
INC. ON BEHALF OF ITS SERIES LISTED ON SCHEDULE A (CUSTOMER),  AMERICAN  CENTURY
INVESTMENT MANAGEMENT (MANAGER) AND JPMORGAN CHASE BANK, N.A. (CUSTODIAN)

                             Dated: _________, 2008

                   AUTHORIZED PERSONS FOR GOLDMAN, SACHS & CO.

     Custodian is directed to accept and act upon instructions received from any one of the following persons at Goldman, Sachs Co.

NAME                      TELEPHONE/FAX NUMBER      SIGNATURE

1. Ryan Shah              1. (212) 357-1860         1.  /s/ Ryan Shah

2. Nicole Jourdain-Earl   2. (212) 357-6916         2.  /s/ Nicole Jourdain-Earl

3.                        3.                        3.  _____________________

        Authorized by:   /s/ Kara Saxon, as authorized agent of Broker
                         ----------------
                 Name:
                 Title:

                                       13

                                   APPENDIX B
                                       TO

                      SPECIAL CUSTODY AND PLEDGE AGREEMENT

AMONG GOLDMAN, SACHS & CO. (BROKER), AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS,
INC. ON BEHALF OF ITS SERIES LISTED ON SCHEDULE A (CUSTOMER),  AMERICAN  CENTURY
INVESTMENT MANAGEMENT (MANAGER) AND JPMORGAN CHASE BANK, N.A. (CUSTODIAN)

                             Dated: _________, 2008

AUTHORIZED  PERSONS FOR AMERICAN  CENTURY  QUANTITATIVE  EQUITY  FUNDS,  INC. ON
BEHALF OF ITS SERIES LISTED ON SCHEDULE A

     Custodian is directed to accept and act upon instructions received from any one of the following persons at American Century Quantitative Equity Funds, Inc.
on behalf of its series listed on Schedule A.

NAME                      TELEPHONE/FAX NUMBER           SIGNATURE

1. Denise Latchford       1. (650) 967-9785            1.  /s/ Denise Latchford

2. Lee Trau               2. (650) 967-9653            2.  /s/ Lee Trau

3.                        3.                           3.  _____________________

                 Authorized by Customer:  /s/ Ward D. Stauffer
                                          ---------------------------
                                  Name:   Ward D. Stauffer
                                  Title:  Secretary

                                       14